EXHIBIT 99.1

Company Contact: TechPrecision Corporation Mr. Richard F. Fitzgerald Chief Financial Officer Tel: 1-610-246-2116 Email: Fitzgeraldr@techprecision.com www.techprecision.com	Investor Relations Contact: CCG Investor Relations Mr. Crocker Coulson President Tel: 1-646-213-1915 or Mr. Gary Chin, Tel: 1-646-213-1909 Email: crocker.coulson@ccgir.com www.ccgir.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Fiscal Fourth Quarter and Full Year 2010 Results

Fourth Quarter Sales Increase 8.9% and Backlog Increases to $25.7 Million as of May 28, 2010

Westminster, MA – June 23, 2010 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision”, or “the Company”), a leading manufacturer of large-scale, high-precision machined metal fabrications with customers in the alternative energy, medical, nuclear, defense, aerospace and other commercial industries, today reported financial results for the fourth quarter and full fiscal year of 2010, the period ended March 31, 2010.

I. Fourth Quarter 2010 Highlights

●	Net sales increased 8.9% to $4.65 million compared to $4.27 million in the year-ago quarter

●	TechPrecision’s backlog at the end of the quarter was $21.5 million, increasing to $25.7 million as of the end of May, 2010

●
Gross profit of $1.9 million, or 40.3% gross profit margin compared to gross profit of $1.1 million or 25.8% gross profit margin in the year-ago quarter, with the increased margin related to improved capacity utilization during the quarter and a higher mix of processing-related business coupled with a lower volume of materials procurement revenue.  Material procurement services are generally priced at lower margins than processing services.

●	Operating income was $1.0 million compared to $0.3 million in the prior year

●	Income before income taxes was $0.9 million compared to $0.2 million in the prior year

●	Net income was $0.7 million compared to net income of $0.9 million in the prior year. The prior year’s net income included $0.6 million in income tax benefit.

●	Net income per common share was $0.05 basic and $0.03 per diluted share compared to net income per common share of $0.06 and $0.04 basic and diluted share, respectively in the prior year

Fourth Quarter Results

For the three months ended March 31, 2010, sales increased 8.9% to $4.65 million from $4.27 million in the fourth quarter of fiscal 2009. Revenue during the fourth quarter of fiscal 2010 was impacted by a lower volume of materials procurement services compared to the prior year and improved capacity utilization. In August of 2009, Tech Precision transferred inventory to GT Solar, recognizing a one-time benefit. Tech Precision expects to utilize this customer owned inventory over the next several quarters, and will only recognize processing (service) revenue until this transferred inventory is extinguished. Gross margin was 40.3%, or $1.9 million gross profit, in the fourth fiscal quarter of 2010 compared to a gross margin of 25.8%, or $1.1 million gross profit, in the fourth quarter of fiscal 2009. The increase in processing-related revenue, as a percentage of total revenue and higher capacity utilization served to improve TechPrecision’s gross margin during the fourth quarter of fiscal 2010.

Total operating expenses for the quarter ended March 31, 2010 were $0.9 million as compared to $0.8 million for the quarter ended March 31, 2009, reflecting an increase in payroll and related costs, professional fees, public company expenses and additional consulting fees. Net income, was $0.7 million or $0.05 per basic and $0.03 per diluted share for the quarter ended March 31, 2010 as compared to net income of $0.9 million or $0.06 per share basic and $0.04 per share diluted for the quarter ended March 31, 2009.  The prior year’s fourth quarter net income included $0.6 million of income tax benefit.

The Company completed the quarter with a backlog of $21.5 million, up from $15.7 million at the end of December 2009.

“We began to see the positive impact of the emergence of our core market sectors from the economic downturn, as evidenced by the increase in revenues compared to the fourth quarter last year, and the $5.8 million net expansion of our backlog during the fourth quarter ended March 31, 2010,” said Mr. Louis Winoski, Interim CEO of TechPrecision Corporation. “As of the end of May, our backlog had reached $25.7 million, and this net increase incorporates orders from several verticals, including new orders from GT Solar, our largest customer, an order extension under a defense related production program, and a new order from a national laboratory customer, offset by shipped orders against the existing backlog. We have historically derived significant revenues from contracts with manufacturing concerns in alternative energy fields. The American Recovery and Reinvestment Act of 2009 allows these, and other, manufacturing concerns to apply various tax credits and apply for government loan guarantees for the development or retooling of existing facilities using electricity derived from renewable and previously underutilized sources. We are beginning to see the impact of this stimulus-fueled rebound on our business.”

Mr. Winoski added, “We have been focused on assisting companies with complex prototyping and manufacturing support as they develop and launch market innovations. We have utilized this strategy with our existing customers, such as our recent announcement with Still River Systems’ proton beam radiotherapy system, the Monarch250, and with all of our business development activities during this past year. We are excited about the achievements of Still River Systems in the last 90 days and continue to be optimistic about this opportunity in the long term. While they still have milestones to achieve before this project begins contributing to our backlog, we view their recent achievements as an important step forward in advancing their proton beam radiotherapy innovation. We expect that our deep metal fabrication and machining expertise and our facilities will continue to be a valuable resource and competitive advantage for us and our track record of developing manufacturing processes for the most challenging products will continue to attract new business to TechPrecision. However, as in the past, we must caution that our sales cycles remain long, visibility can be limited and the nature of our business requires long lead times so our quarter-to-quarter outlook for product mix, gross margin and revenue stream will continue to be choppy.”

Full-Year Financial Results

For the 12 months ended March 31, 2010, sales decreased to $28.3 million or 26%, from $38.1 million in the 12 months of fiscal 2009. A significant portion of the decrease resulted from lower sales volume with the Company’s largest customer, GT Solar. Also, the global economic downturn adversely impacted business during much of the full fiscal year of 2010. Gross margin was 22%, or $6.1 million gross profit, for the year compared to a gross margin of 32%, or $12.1 million gross profit, in 2009. The gross margin decline was attributable to costs associated with underutilized capacity, the mix of completed projects, and the lower margin inventory transfer completed in August 2009. Total operating expenses for fiscal 2010 was $3.3 million as compared to $2.5 million for 2009, reflecting an increase in professional fees, executive compensation, public company expenses and additional consulting fees, bad debt expense, travel and the Company’s first annual shareholders meeting. Net income was $2.0 million or $0.15 per share basic and $0.10 per share diluted for the year as compared to $5.9 million or $0.43 per share basic and $0.23 per diluted share last year.

Balance Sheet

At March 31, 2010, TechPrecision had working capital of $13.3 million as compared with working capital of $11.1 million at March 31, 2009, an increase of $2.2 million. Cash used in operations was $1.4 million for the 12 months ended March 31, 2010 as compared to cash provided by operations of $9.3 million for the 12 months ended March 31, 2009. The decrease in operating cash flow was due to the net effect of a decrease in net profits, decrease in costs incurred on uncompleted contracts and payment of accounts payable and accrued expenses during the 12 months ended March 31, 2010. As of March 31, 2010, the Company had $8.8 million in cash and equivalents. Stockholders’ equity increased 19.8% to $12.1 million compared to $10.1 million on March 31, 2009.

Fiscal 2011 Business Outlook

“We expect to experience the benefit from the resumed activity from GT Solar, which should help drive year-over-year increases in revenue,” said Mr. Winoski. “Sequentially, we expect a moderate improvement in gross profit and operating income due to a higher mix of production related revenue across a similar revenue level when compared to the recently completed fourth quarter. We continue to rebuild our backlog and make progress in our business development efforts to expand our long-term pipeline. Over time, we expect this initiative to smooth the quarter-to-quarter volatility in our revenue and drive incremental profitability as we more effectively utilize our capacity.”

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Wednesday, June 23, 2010. To participate in the live conference call, please dial the following number five to 10 minutes prior to the scheduled conference call time: 1-877-941-2068.  International callers should dial + 1-480-629-9712.  When prompted by the operator, mention Conference Passcode 4318295.

If you are unable to participate in the call at this time, a replay will be available for one week starting on Wednesday, June 23, 2010 at 7:30 p.m. Eastern Time. To access the replay, dial 1-877-870-5176. International callers, please dial +1-858-384-5517. When prompted, enter Conference Passcode 4318295.

The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://viavid.net/dce.aspx?sid=000076EB.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly-owned subsidiary Ranor, Inc., manufactures metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-- Financial tables follow --

TECHPRECISION CORPORATION
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$8,774,223	$10,462,737
Accounts receivable, less allowance for doubtful accounts	2,693,392	1,418,830
Costs incurred on uncompleted contracts, in excess of progress billings	2,749,848	3,660,802
Inventories- raw materials	299,403	351,356
Prepaid taxes	244,461	59,979
Current deferred taxes	303,509	--
Prepaid expenses	159,854	1,583,234
Total current assets	15,224,690	17,536,938
Property, plant and equipment, net	3,349,943	2,763,434
Equipment under construction	762,260	887,279
Deferred loan cost, net	87,640	104,666
Total assets	$19,424,533	$21,292,317
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$444,735	$950,681
Accrued expenses	620,600	710,332
Accrued taxes	--	155,553
Deferred revenues	56,376	3,945,364
Current maturity of long-term debt	809,309	624,818
Total current liabilities	1,931,020	6,386,748
Notes payable and capital leases	5,414,002	4,824,453
Commitments (see Note 15)
STOCKHOLDERS’ EQUITY
Preferred stock- par value $.0001 per share, 10,000,000 shares authorized, of which 9,890,980 are designated as Series A Preferred Stock, with
9,661,482 and 6,295,508 shares issued and outstanding at March 31, 2010 and 2009,
(liquidation preference of $2,753,523 and $1,794,220 at March 31, 2010 and 2009)	2,210,216	2,287,508
Common stock -par value $.0001 per share, authorized,
90,000,000 shares, issued and outstanding, 14,230,846
shares at March 31, 2010 and 13,907,513 at March 31, 2009	1,424	1,392
Paid in capital	2,903,699	2,872,779
Retained earnings	6,964,172	4,919,437
Total stockholders’ equity	12,079,511	10,081,116
Total liabilities and stockholders' equity	$19,424,533	$21,292,317

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Unaudited
	Three Months ended March, 31		Years ended March 31,
	2010	2009	2010	2009
Net sales	$4,655,135	$4,273,613	$28,346,751	$38,087,735
Cost of sales	2,778,699	3,172,108	22,245,255	25,970,626
Gross profit	1,876,436	1,101,505	6,101,496	12,117,109
Operating expenses:
Salaries and related expenses	621,178	384,050	1,704,688	1,471,881
Professional fees	91,832	148,491	382,587	332,807
Selling, general and administrative	207,783	222,455	1,259,909	656,414
Total operating expenses	920,793	754,996	3,347,184	2,461,102
Income from operations	955,643	346,509	2,754,312	9,656,007

Other income			12,000	4,882
Interest expense	(102,474)	(110,077)	(422,074)	(455,000)
Interest income	3,276	4,882	15,851	--
Finance costs	(4,256)	(4,256)	(17,027)	(17,026)
Total other income (expense)	(103,454)	(109,451)	(411,250)	(467,144)

Income before income taxes	852,188	237,058	2,343,062	9,188,863
Provision for income tax expense (benefit)	208,039	(630,908)	298,327	3,259,872
Net income	$644,149	$867,966	$2,044,735	$5,928,991
Net income per share (basic)	$0.05	$0.06	$0.15	$0.43
Net income per share (diluted)	$0.03	$0.04	$0.10	$0.23
Weighted average number of shares outstanding (basic)	14,230,846	13,907,513	14,066,874	13,640,397
Weighted average number of shares outstanding (diluted)	21,777,025	19,451,778	20,857,251	25,744,157

TECHPRECISION CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,044,735	$5,928,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	424,888	566,836
Share based compensation	133,006	10,121
Gain on sale of equipment	(12,000)	--
Changes in operating assets and liabilities:
Accounts receivable	(1,214,562)	3,090,506
Inventory	51,953	(155,850)
Costs incurred on uncompleted contracts	910,954	(2,108,355)
Prepaid expenses and other receivables	1,363,390	(544,117)
Prepaid taxes	(184,482)	(59,979)
Current deferred taxes	(303,509)	--
Accounts payable	(505,946)	(39,853)
Accrued expenses	(89,742)	129,187
Accrued taxes	(155,553)	(743,808)
Deferred revenues	(3,888,988)	3,272,701
Net cash (used in) provided by operating activities	(1,425,856)	9,346,380

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(107,092)	(206,021)
Equipment under construction	(762,260)	(887,279)
Proceeds from sale of equipment	12,000	--
Net cash used in investing activities	(857,352)	(1,093,300)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distribution of WMR equity	(185,996)	(187,296)
Proceeds from exercised stock options and warrants	6,650	170,060
Payment of notes and capital lease obligations	(701,673)	(625,783)
Borrowings under credit facilities	1,475,713	--
Net cash provided by (used in) financing activities	594,694	(643,019)
Net (decrease) increase in cash and cash equivalents	(1,688,514)	7,610,061
Cash and cash equivalents, beginning of period	10,462,737	2,852,676
Cash and cash equivalents, end of period	$8,774,223	$10,462,737